UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 5, 2017

O'REILLY AUTOMOTIVE, INC.
(Exact name of registrant as specified in its charter)

Missouri	000-21318	27-4358837
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

233 South Patterson
Springfield, Missouri 65802
(Address of principal executive offices, Zip code)

(417) 862-6708
(Registrant's telephone number, including area code)

(Not Applicable)
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On April 5, 2017, O’Reilly Automotive, Inc. (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) among the Company, JPMorgan Chase Bank, N.A., as Administrative Agent, Swing Line Lender, Letter of Credit Issuer and a Lender, and the other lenders party thereto. None of the Company’s subsidiaries are guarantors or obligors under the Credit Agreement.

The Credit Agreement establishes a $1.2 billion senior unsecured revolving credit facility, with a $200 million sub-limit for the issuance of letters of credit and a $75 million sub-limit for swing line borrowings. The Credit Agreement matures in April 2022; however, the Company may, subject to customary notices and conditions, request up to two extensions of the maturity date, in each case for an additional period of one year. The Credit Agreement also provides for an uncommitted incremental facility that permits the Company, subject to certain conditions, to increase the commitments under the new senior unsecured revolving credit facility by up to $600 million; provided that the aggregate amount of the commitments does not exceed $1.8 billion at any time.

Loans made under the Credit Agreement (other than swing line loans) will bear interest, at the Company’s option, at either an Alternate Base Rate (as set forth in the Credit Agreement) or an Adjusted LIBO Rate (as set forth in the Credit Agreement) plus a margin that will vary from 0.000% to 0.250% in the case of Alternate Base Rate Loans (as set forth in the Credit Agreement) and 0.680% to 1.250% in the case of Eurodollar Loans (as set forth in the Credit Agreement), in each case based upon the ratings assigned to the Company’s debt by Moody’s Investor Service, Inc. and Standard & Poor’s Rating Services. Borrowings of swing line loans under the Credit Agreement will bear interest at an Alternate Base Rate plus the margin described above for Alternate Base Rate Loans. In addition, the Company will pay a facility fee on the aggregate amount of the commitments under the Credit Agreement at a per annum rate that will vary from 0.070% to 0.250% based upon the ratings assigned to the Company’s debt by Moody’s Investor Service, Inc. and Standard & Poor’s Rating Services.

The Credit Agreement contains negative and affirmative covenants applicable to the Company and its existing and future subsidiaries, including, without limitation, negative covenants that, subject to customary exceptions, restrict the Company’s ability to create, incur or assume liens, incur or assume certain subsidiary debt, make certain fundamental changes and materially change the nature of the Company’s business and the business conducted by its subsidiaries. In addition, the Credit Agreement will require the Company to comply with certain financial covenants, including a minimum consolidated fixed charge coverage ratio and a maximum consolidated leverage ratio, in each case, as set forth in the Credit Agreement.

The Credit Agreement contains certain customary events of default (subject to customary grace periods, cure rights and materiality thresholds), including, among others, failure to pay principal, interest or fees, violation of covenants, material inaccuracy of representations and warranties, cross-defaults and cross-acceleration to material indebtedness, certain bankruptcy and insolvency events, certain material judgments, certain ERISA events, change of control and invalidity of loan documents.

The foregoing description of the terms of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, attached as [Exhibit 10.1] hereto, and incorporated herein by reference.

In addition to the specific agreements and arrangements described above, parties to the Credit Agreement and their respective affiliates have provided and may in the future provide certain financial advisory, investment banking and commercial banking services in the ordinary course of business for the Company, its subsidiaries and certain of their respective affiliates, for which they have received or will receive customary fees and expenses in connection with the performance of such services.

Item 1.02 Termination of a Material Definitive Agreement

On April 5, 2017, outstanding loans and commitments, including the guarantees of each of the subsidiary guarantors, under the Credit Agreement, dated as of January 14, 2011, as amended September 9, 2011, as amended July 2, 2013, and as amended June 18, 2015 (the “Prior Credit Agreement”), among the Company, Bank of America, N.A., as Administrative Agent, and the lenders party thereto were terminated and replaced by the loans and commitments under the Credit Agreement as described in Item 1.01 above.

Section 2 – Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 above is hereby incorporated by reference into this Item 2.03, insofar as it relates to the creation of a direct financial obligation.

Section 3 – Securities and Trading Markets

Item 3.03 Material Modification to Rights of Security Holders

In connection with entering into the Credit Agreement (under which none of the Company’s subsidiaries are guarantors or obligors), and upon termination of the Prior Credit Agreement, the guarantees by the Company’s subsidiary guarantors with respect to all of the Company’s outstanding senior notes, with an outstanding aggregate principal amount of $1.9 billion, were automatically released in accordance with the terms of the respective indentures governing the senior notes.  In the event that any of the Company’s subsidiaries in the future becomes a guarantor or obligor under certain credit facility debt or capital markets debt of the Company, such subsidiary would be required at such time also to guarantee the Credit Agreement and the senior notes, as provided in the Credit Agreement and the respective indentures governing the senior notes.  The foregoing descriptions of certain terms of the Credit Agreement and the senior notes are qualified in their entirety by the Credit Agreement and the indentures governing the senior notes, respectively.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description
10.1
Credit Agreement, dated as of April 5, 2017, by and among O’Reilly Automotive, Inc., as borrower, JPMorgan Chase Bank, N.A., as Administrative Agent, Swing Line Lender, Letter of Credit Issuer and a Lender, and the other lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 11, 2017	O’REILLY AUTOMOTIVE, INC.

	By:	/s/ Thomas McFall
Thomas McFall
Executive Vice President and Chief Financial Officer
(principal financial and accounting officer)

EXHIBIT INDEX

Exhibit Number	Description
10.1
Credit Agreement, dated as of April 5, 2017, by and among O’Reilly Automotive, Inc., as borrower, JP Morgan Chase Bank, N.A., as Administrative Agent, Swing Line Lender, Letter of Credit Issuer and a Lender, and the other lenders party thereto.